Exhibit 99.2

Apple Inc.

Q1 2016 Unaudited Summary Data

(Units in thousands, Revenue in millions)

	Q1 2016		Q4 2015		Q1 2015		Sequential Change		Year/Year Change
		Revenue		Revenue		Revenue		Revenue		Revenue
Operating Segments
Americas		$29,325		$21,773		$30,566		35%		- 4%
Europe		17,932		10,577		17,214		70%		4%
Greater China		18,373		12,518		16,144		47%		14%
Japan		4,794		3,929		5,448		22%		- 12%
Rest of Asia Pacific		5,448		2,704		5,227		101%		4%

Total Apple		$75,872		$51,501		$74,599		47%		2%

	Q1 2016		Q4 2015		Q1 2015		Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
iPhone (1)	74,779	$51,635	48,046	$32,209	74,468	$51,182	56%	60%	0%	1%
iPad (1)	16,122	7,084	9,883	4,276	21,419	8,985	63%	66%	- 25%	- 21%
Mac (1)	5,312	6,746	5,709	6,882	5,519	6,944	- 7%	- 2%	- 4%	- 3%
Services (2)		6,056		5,086		4,799		19%		26%
Other Products (1)(3)		4,351		3,048		2,689		43%		62%

Total Apple		$75,872		$51,501		$74,599		47%		2%

(1)	Includes deferrals and amortization of related software upgrade rights and non-software services.

(2)	Includes revenue from Internet Services, AppleCare, Apple Pay, licensing and other services.

(3)	Includes sales of Apple TV, Apple Watch, Beats products, iPod and Apple-branded and third-party accessories.